Exhibit 99

MutualFirst Financial Announces Record Earnings for 2018

MUNCIE, Ind., Jan. 30, 2019 /PRNewswire/ -- MutualFirst Financial, Inc. (NASDAQ: MFSF), the holding company of MutualBank (the "Bank"), announced today net income available to common shareholders was $5.3 million, or $0.61 diluted earnings per common share for the quarter ended December 31, 2018. This compared to net income available to common shareholders for the same period in 2017 of $1.5 million, or $0.19 diluted earnings per common share. Annualized return on average assets was 1.04% and return on average tangible common equity was 12.56% for the fourth quarter of 2018 compared to 0.37% and 3.89%, respectively, for the same period of last year. In the fourth quarter of 2017, MFSF recorded an additional tax expense of $2.0 million due to a revaluation of MFSF's deferred tax asset.

Adjusted net income to common shareholders, excluding $1.9 million of one-time merger related expenses, net of tax, was $20.8 million, or $2.43 diluted earnings per common share for year ended 2018. This compared to net income available to common shareholders of $12.3 million, or $1.64 diluted earnings per common share for the year ended December 31, 2017. Return on average assets would have been 1.07% and return on average tangible common equity would have been 12.85% for the year ended 2018 compared to 0.78% and 8.52%, respectively, for last year.

Including the one-time merger related expenses, net income available to common shareholders was $18.9 million, or $2.21 diluted earnings per common share for the year ended December 31, 2018. Annualized return on average assets was 0.97% and return on tangible common equity was 11.66% for the year ended 2018.

On February 28, 2018, MutualFirst Financial, Inc. closed its acquisition of Universal Bancorp and merged Universal's wholly owned subsidiary, BloomBank, into MutualFirst Financial's wholly owned subsidiary, MutualBank. At closing, this acquisition increased total assets by approximately $398 million, total investments by $88 million, net loans by $253 million and total deposits by $315 million. As a result of the acquisition, initial goodwill generated was $21 million and the core deposit intangible was $4.5 million. On April 23, 2018, the system conversion was completed to merge all of the BloomBank customers into MutualBank's system.

"2018 was an exciting and successful year for MutualFirst Financial," said David W. Heeter, CEO. "The successful acquisition and integration of Universal has provided an accretion in earnings and an increase in shareholder value."

Balance Sheet

Assets increased $460 million as of December 31, 2018 compared to December 31, 2017, primarily due to the acquisition of Universal. The gross loan portfolio increased by $316 million primarily due to acquiring the $253 million net loan portfolio of Universal in the first quarter of 2018. Non-residential consumer loans have been the primary source of organic loan growth increasing by $69 million, or 35%, in 2018. As of December 31, 2018, the loan mix is 46.0% commercial, 36.2% residential loans and 17.8% non-residential consumer loans compared to 40.3%, 43.3% and 16.4%, respectively as of December 31, 2017.

Deposits increased by $317 million in 2018 primarily due to an increase of $315 million from the acquisition of Universal. As of December 31, 2018, core deposits totaled $1.0 billion, or 67.8% of total deposits and certificates of deposit totaled $488 million, or 32.2% of total deposits. This is compared to a mix of core deposits of 69.1% and certificates of deposit of 30.9% as of December 31, 2017.

Allowance for loan losses increased to $13.3 million as of December 31, 2018 compared to $12.4 million as of December 31, 2017. The allowance for loan losses to non-performing loans as of December 31, 2018 was 146% compared to 236% as of December 31, 2017. The allowance for loan losses to total loans as of December 31, 2018 was 0.89% compared to 1.05% as of December 31, 2017. The decrease is a result of loans obtained in the Universal acquisition with an original credit mark of $4.0 million which is not included in the allowance for loan losses. Non-performing loans to total loans at December 31, 2018 were 0.61% compared to 0.44% at December 31, 2017. Non-performing assets to total assets were 0.54% at December 31, 2018 compared to 0.38% at December 31, 2017. The increase in non-performing loans was primarily due to one loan in the amount of $3.2 million, that went non-performing at year end, but was back to performing in early January.

Stockholders' equity was $202.4 million at December 31, 2018, an increase of $52.1 million from December 31, 2017. The increase was primarily due to $42.3 million of capital issued as part of the acquisition of Universal and net income available to common shareholders of $18.9 million during the year ended December 31, 2018. These increases were partially offset by a decrease in accumulated other comprehensive income of $3.0 million and common stock dividends of $6.4 million for the year ended December 31, 2018. The Company's tangible book value per common share as of December 31, 2018 was $20.51 compared to $20.08 as of December 31, 2017 and the tangible common equity ratio decreased to 8.72% as of December 31, 2018 compared to 9.35% as of December 31, 2017. MFSF's and the Bank's risk-based capital ratios remained in excess of "well-capitalized" levels as defined by all regulatory standards as of December 31, 2018.

Mr. Heeter added, "We are continuing to remix our balance sheet, which is important to continue our performance momentum."

Income Statement

Net interest income before the provision for loan losses increased $6.4 million for the quarter ended December 31, 2018 compared to the same period in 2017. The increase in net interest income was primarily a result of an increase of $409 million in average interest earning assets, due to the acquisition in the first quarter of 2018 and organic loan growth. This increase was aided by an increase of twenty basis points in net interest margin to 3.47%, while the tax equivalent margin increased sixteen basis points. Net interest margin was also aided by approximately nine basis points of purchase accounting adjustments in the quarter from acquired loan prepayments and paydowns. On a linked quarter basis, net interest income before the provision for loan losses decreased $77,000 as net interest margin decreased by three basis points partially offset by average interest earning assets increasing by $20.1 million, primarily due to increases in the average loan portfolio and average investment portfolio.

Net interest income before the provision for loan losses increased $14.8 million in 2018 compared to 2017. The increase was a result of an increase of $342 million in average interest earning assets due to the acquisition in the first quarter of 2018 and organic loan growth. This increase was aided by the net interest margin increasing to 3.47% in 2018 compared to 3.27% in 2017, while the tax equivalent net interest margin increased to 3.55% in 2018 compared to 3.38% in 2017. Net interest margin was also aided in 2018 by approximately eight basis points of purchase accounting adjustments from acquired loan prepayments and paydowns.

Provision for loan losses in the fourth quarter of 2018 was $600,000 compared to $350,000 during last year's comparable period. The increase was due to management's ongoing evaluation of the adequacy of the allowance for loan losses and was primarily attributable to an increasing loan portfolio. Net charge offs totaled $328,000, or 0.09% of total average loans on an annualized basis, in the fourth quarter of 2018 compared to net charge offs of $341,000, or 0.11% of total average loans on an annualized basis, in the fourth quarter of 2017.

The provision for loan losses for 2018 was $2.1 million compared to $1.2 million during 2017. The increase was primarily due to our growing loan portfolio. Net charge-offs for 2018 equaled $1.2 million, or 0.09% of total average loans compared to $1.2 million, or 0.10% of total average loans in 2017.

Non-interest income for the fourth quarter of 2018 was $5.3 million, an increase of $449,000 compared to the fourth quarter of 2017. Increases in non-interest income included an increase of $571,000 in service charges on deposit accounts primarily due to increases in interchange income along with increases due to the acquisition and an increase of $206,000 in other income due to a gain on the sale of a low-income housing property. These increases were partially offset by a decrease of $260,000 on gain on sale of loans primarily due to selling $18.5 million of portfolio mortgage loans in the fourth quarter of 2017, which was not repeated in 2018, a decrease of $139,000 in commission income and a decrease of $117,000 on gain on sale of investments. On a linked quarter basis, non-interest income increased $258,000 due to an increase of $366,000 in service charges on deposit accounts and an increase of $119,000 in other income. These increases were partially offset by a decline of $268,000 in gain on sale of investments.

Non-interest income for the year ended December 31, 2018 was $19.6 million, an increase of $1.5 million compared to year ended 2017. The reasons for the increase include a $1.4 million improvement in service fee income on deposit accounts for the reasons mentioned above and a $567,000 improvement in other income primarily due to a death benefit received on life insurance in the first quarter of 2018 along with the sale of a low-income housing property in the fourth quarter. These increases were partially offset by a decline of $761,000 in net gain on sale of mortgage loans primarily due to fewer mortgage loans being sold in 2018 compared to 2017.

Non-interest expense increased $3.1 million when comparing the fourth quarter of 2018 with the same period in 2017. The increase was primarily due to the acquisition and integration of Universal. One-time pretax merger-related expenses, primarily in compensation and other expenses, were $79,000 in the fourth quarter of 2018. On a linked quarter basis, non-interest expense increased $445,000 primarily due to an increase of $743,000 in compensation and benefit expenses due to an increase of $511,000 in health insurance due to an increase in claims paid.

Non-interest expense increased $12.7 million when comparing the full year of 2018 with 2017. The increase was directly related to the acquisition and integration of Universal into MutualFirst in 2018. One-time pretax merger-related expenses were $2.4 million in 2018.

The effective tax rate for the fourth quarter of 2018 was 14.3% compared to 69.3% in the same quarter of 2017. The primary reason for the decline was the reduction of the corporate tax rate to 21% and the one-time deferred tax revaluation as of December 2017 that was not repeated in 2018.

The effective tax rate for the full year of 2018 was 13.6% compared to 35.6% for 2017. The primary reason for the decline was the reduction of the corporate tax rate to 21% and the one-time deferred tax revaluation as of December 2017 that was not repeated in 2018.

Mr. Heeter concluded, "2018 was the fourth year of our five-year strategic plan. We have been successful in the execution of that plan. Now that the acquisition has been completed, our plan will be to recast the strategic plan over the next four years and build upon the momentum that has been created to enhance shareholder value."

MutualFirst Financial, Inc. is the parent company of MutualBank, an Indiana-based financial institution since 1889. MutualBank has thirty-nine full-service retail financial centers throughout Indiana. MutualBank has two offices located in Fishers and Crawfordsville, Indiana specializing in wealth management and trust services and a loan origination office in New Buffalo, Michigan. MutualBank also operates a wholly owned subsidiary named Summit Mortgage which operates out of Fort Wayne, Indiana. MutualBank provides a full range of financial services including commercial and business banking, personal banking, wealth management, trust services, investments and internet banking services. The Company's stock is traded on the NASDAQ National Market under the symbol "MFSF". Additional information can be found online at www.bankwithmutual.com.

Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

MutualFirst Financial, Inc. Selected Financials

			(Audited)
	December 31,	September 30,	December 31,
Balance Sheet (Unaudited):	2018	2018	2017
	(000)	(000)	(000)
Assets
Cash and cash equivalents	$ 33,414	$ 31,872	$ 27,341
Interest-bearing time deposits	4,239	4,236	1,853
Investment securities - AFS	370,875	360,747	277,378
Loans held for sale	3,987	7,434	4,577
Loans, gross	1,495,943	1,474,383	1,180,145
Allowance for loan losses	(13,281)	(13,009)	(12,387)
Net loans	1,482,662	1,461,374	1,167,758
Premises and equipment, net	25,641	25,628	21,539
FHLB of Indianapolis stock	13,034	12,820	11,183
Deferred tax asset, net	10,831	12,151	7,530
Cash value of life insurance	60,160	59,845	52,707
Other real estate owned and repossessed assets	2,013	1,530	733
Goodwill	22,310	22,479	1,800
Core deposit and other intangibles	3,569	3,818	127
Other assets	16,578	17,237	14,406
Total assets	$ 2,049,313	$ 2,021,171	$ 1,588,932

Liabilities and Stockholders' Equity
Deposits	$ 1,519,225	$ 1,531,198	$ 1,202,034
FHLB advances	292,497	261,150	217,163
Other borrowings	17,988	17,963	4,232
Other liabilities	17,240	17,150	15,221
Stockholders' equity	202,363	193,710	150,282
Total liabilities and stockholders' equity	$ 2,049,313	$ 2,021,171	$ 1,588,932

						(Audited)
	Three Months	Three Months	Three Months		Twelve Months	Twelve Months
	Ended	Ended	Ended		Ended	Ended
	December 31,	September 30,	December 31,		December 31,	December 31,
Income Statement (Unaudited):	2018	2018	2017		2018	2017
	(000)	(000)	(000)		(000)	(000)

Total interest and dividend income	$ 21,489	$ 20,836	$ 15,081		$ 79,694	$ 58,868
Total interest expense	4,995	4,419	2,888		16,591	10,611

Net interest income	16,494	16,417	12,193		63,103	48,257
Provision for loan losses	600	570	350		2,120	1,220
Net interest income after provision
for loan losses	15,894	15,847	11,843		60,983	47,037

Non-interest income
Service fee income	2,390	2,024	1,819		7,937	6,584
Net realized gain on sales of AFS securities	138	406	255		804	708
Commissions	1,114	1,121	1,253		4,865	5,027
Net gain on sale of loans	902	853	1,162		3,126	3,887
Net servicing fees	158	129	85		591	391
Increase in cash value of life insurance	315	313	278		1,239	1,113
Net gain (loss) on sale of other real estate and repossessed assets	(9)	23	(87)		(43)	(122)
Other income	288	170	83		1,055	488
Total non-interest income	5,296	5,039	4,848		19,574	18,076

Non-interest expense
Salaries and employee benefits	8,895	8,152	7,098		32,964	27,229
Net occupancy expenses	986	1,087	773		3,965	3,133
Equipment expenses	625	635	466		2,514	1,773
Data processing fees	686	669	622		2,624	2,321
Advertising and promotion	331	416	318		1,606	1,223
ATM and debit card expense	582	664	392		2,290	1,676
Deposit insurance	207	209	162		898	724
Professional fees	463	460	680		2,177	1,855
Software subscriptions and maintenance	732	702	541		2,719	2,202
Other real estate and repossessed assets	49	51	45		189	165
Intangible amortization	249	316	44		1,103	264
Other expenses	1,214	1,213	796		5,684	3,440
Total non-interest expense	15,019	14,574	11,937		58,733	46,005

Income before income taxes	6,171	6,312	4,754		21,824	19,108
Income tax provision	881	910	3,294		2,960	6,793
Net income available to common shareholders	$ 5,290	$ 5,402	$ 1,460		$ 18,864	$ 12,315

Pre-tax pre-provision earnings (1)	$ 6,771	$ 6,882	$ 5,104		$ 23,944	$ 20,328

Average Balances, Net Interest Income, Yield Earned and Rates Paid
		Three			Three
		months ended			months ended
		12/31/2018			12/31/2017
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(000)	(000)	(annualized)	(000)	(000)	(annualized)
Interest-earning Assets:
Interest -bearing deposits	$22,735	$63	1.11%	$22,296	$41	0.74%
Mortgage-backed securities:
Available-for-sale	216,947	1,511	2.79	153,355	921	2.40
Investment securities:
Available-for-sale	154,735	1,261	3.26	105,392	880	3.34
Loans receivable	1,491,709	18,509	4.96	1,197,370	13,119	4.38
Stock in FHLB of Indianapolis	12,823	145	4.52	11,183	120	4.29
Total interest-earning assets (2)	1,898,949	21,489	4.53	1,489,596	15,081	4.05
Non-interest earning assets, net of allowance
for loan losses and unrealized gain/loss	129,974			97,864
Total assets	$2,028,923			$1,587,460

Interest-Bearing Liabilities:
Demand and NOW accounts	$393,365	779	0.79	$324,990	395	0.49
Savings deposits	184,447	5	0.01	139,042	4	0.01
Money market accounts	183,947	303	0.66	174,161	215	0.49
Certificate accounts	488,484	2,231	1.83	372,816	1,297	1.39
Total deposits	1,250,243	3,318	1.06	1,011,009	1,911	0.76
Borrowings	281,026	1,677	2.39	215,586	977	1.81
Total interest-bearing liabilities	1,531,269	4,995	1.30	1,226,595	2,888	0.94
Non-interest bearing deposit accounts	284,837			194,563
Other liabilities	18,196			14,374
Total liabilities	1,834,302			1,435,532
Stockholders' equity	194,621			151,928
Total liabilities and stockholders' equity	$2,028,923			$1,587,460

Net interest earning assets	$367,680			$263,001

Net interest income		$16,494			$12,193

Net interest rate spread (4)			3.22%			3.11%

Net yield on average interest-earning assets (4)			3.47%			3.27%

Net yield on average interest-earning assets, tax equivalent (3)(4)			3.55%			3.39%

Average interest-earning assets to
average interest-bearing liabilities			124.01%			121.44%

		Twelve			Twelve
		months ended			months ended
		12/31/2018			12/31/2017
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(000)	(000)	(annualized)	(000)	(000)	(annualized)
Interest-earning Assets:
Interest -bearing deposits	$22,927	$250	1.09%	$21,465	$130	0.61%
Mortgage-backed securities:
Available-for-sale	203,891	5,513	2.70	156,887	3,814	2.43
Investment securities:
Available-for-sale	149,535	4,850	3.24	98,493	3,223	3.27
Loans receivable	1,427,436	68,475	4.80	1,185,956	51,231	4.32
Stock in FHLB of Indianapolis	12,557	606	4.83	11,167	470	4.21
Total interest-earning assets (2)	1,816,346	79,694	4.39	1,473,968	58,868	3.99
Non-interest earning assets, net of allowance
for loan losses and unrealized gain/loss	127,142			97,768
Total assets	$1,943,488			$1,571,736

Interest-Bearing Liabilities:
Demand and NOW accounts	$385,681	2,462	0.64	$307,395	1,242	0.40
Savings deposits	180,065	20	0.01	139,335	15	0.01
Money market accounts	191,433	1,027	0.54	172,163	645	0.37
Certificate accounts	455,431	7,347	1.61	382,134	4,913	1.29
Total deposits	1,212,610	10,856	0.90	1,001,027	6,815	0.68
Borrowings	260,994	5,735	2.20	220,648	3,796	1.72
Total interest-bearing liabilities	1,473,604	16,591	1.13	1,221,675	10,611	0.87
Non-interest bearing deposit accounts	267,812			188,203
Other liabilities	17,315			15,282
Total liabilities	1,758,731			1,425,160
Stockholders' equity	184,757			146,576
Total liabilities and stockholders' equity	$1,943,488			$1,571,736

Net interest earning assets	$342,742			$252,293

Net interest income		$63,103			$48,257

Net interest rate spread (4)			3.26%			3.13%

Net yield on average interest-earning assets (4)			3.47%			3.27%

Net yield on average interest-earning assets, tax equivalent (3)(4)			3.55%			3.38%

Average interest-earning assets to
average interest-bearing liabilities			123.26%			120.65%

	Three Months	Three Months	Three Months		Twelve Months	Twelve Months
	Ended	Ended	Ended		Ended	Ended
	December 31,	September 30,	December 31,		December 31,	December 31,
Selected Financial Ratios and Other Financial Data (Unaudited):	2018	2018	2017		2018	2017

Share and per share data:
Average common shares outstanding:
Basic	8,590,729	8,587,424	7,389,394		8,394,195	7,360,066
Diluted	8,732,290	8,733,691	7,526,416		8,543,544	7,502,059
Per common share:
Basic earnings	$ 0.62	$ 0.63	$ 0.20		$ 2.25	$ 1.67
Diluted earnings	$ 0.61	$ 0.62	$ 0.19		$ 2.21	$ 1.64
Dividends	$ 0.20	$ 0.18	$ 0.18		$ 0.74	$ 0.66

Dividend payout ratio	32.79%	29.03%	94.74%		33.48%	40.24%

Performance Ratios:
Return on average assets (ratio of net
income to average total assets)(4)	1.04%	1.07%	0.37%		0.97%	0.78%
Return on average tangible common equity (ratio of net
income to average tangible common equity)(4)	12.56%	12.92%	3.89%		11.66%	8.52%
Interest rate spread information:
Average during the period(4)	3.22%	3.27%	3.11%		3.26%	3.13%

Net interest margin(4)(5)	3.47%	3.50%	3.27%		3.47%	3.27%

Efficiency Ratio	68.93%	67.93%	70.05%		71.04%	69.35%

Ratio of average interest-earning
assets to average interest-bearing
liabilities	124.01%	123.45%	121.44%		123.26%	120.65%

Allowance for loan losses:
Balance beginning of period	$ 13,009	$ 12,729	$ 12,378		$ 12,387	$ 12,382
Net charge-offs (recoveries):
Real Estate:
Commercial	40	0	0		93	(1)
Commercial construction and development	0	0	0		0	0
Consumer closed end first mortgage	23	65	24		156	271
Consumer open end and junior liens	0	16	0		36	21
Total real estate loans	63	81	24		285	291
Other loans:
Auto	5	47	5		41	32
Boat/RV	212	65	208		593	603
Other	48	72	37		208	151
Commercial and industrial	0	25	67		99	138
Total other	265	209	317		941	924

Net charge-offs (recoveries)	328	290	341		1,226	1,215
Provision for loan losses	600	570	350		2,120	1,220
Balance end of period	$ 13,281	$ 13,009	$ 12,387		$ 13,281	$ 12,387

Net loan charge-offs to average loans (4)	0.09%	0.08%	0.11%		0.09%	0.10%

	December 31,	September 30,	December 31,
	2018	2018	2017

Total shares outstanding	8,603,462	8,587,424	7,389,394
Tangible book value per common share	$ 20.51	$ 19.50	$ 20.08
Tangible common equity to tangible assets	8.72%	8.39%	9.35%

Nonperforming assets (000's)
Non-accrual loans
Real Estate:
Commercial	$ 4,782	$ 1,759	$ 1,107
Commercial construction and development	62	52	-
Consumer closed end first mortgage	2,777	2,503	3,409
Consumer open end and junior liens	273	205	309
Total real estate loans	7,894	4,519	4,825
Other loans:
Auto	88	40	22
Boat/RV	470	696	198
Other	46	48	16
Commercial and industrial	91	416	159
Total other	695	1,200	395
Total non-accrual loans	8,589	5,719	5,220
Accruing loans past due 90 days or more	517	0	31
Total nonperforming loans	9,106	5,719	5,251
Real estate owned	1,223	1,195	251
Other repossessed assets	790	335	482
Total nonperforming assets	$ 11,119	$ 7,249	$ 5,984

Performing restructured loans (6)	$ 2,571	$ 2,148	$ 1,389

Asset Quality Ratios:
Non-performing assets to total assets	0.54%	0.36%	0.38%
Non-performing loans to total loans	0.61%	0.39%	0.44%
Allowance for loan losses to non-performing loans	146%	227%	236%
Allowance for loan losses to loans receivable	0.89%	0.88%	1.05%

	Three Months	Three Months	Three Months		Twelve Months	Twelve Months
	Ended	Ended	Ended		Ended	Ended
	December 31,	September 30,	December 31,		December 31,	December 31,
Non-GAAP Measurements (7)	2018	2018	2017		2018	2017

Total stockholders' equity (GAAP)	$ 202,363	$ 193,710	$ 150,282		$ 202,363	$ 150,282
Less: Intangible assets	25,879	26,297	1,927		25,879	1,927
Tangible common equity (non-GAAP)	$ 176,484	$ 167,413	$ 148,355		$ 176,484	$ 148,355

Total assets (GAAP)	$ 2,049,313	$ 2,021,171	$ 1,588,932		$ 2,049,313	$ 1,588,932
Less: Intangible assets	25,879	26,297	1,927		25,879	1,927
Tangible assets (non-GAAP)	$ 2,023,434	$ 1,994,874	$ 1,587,005		$ 2,023,434	$ 1,587,005

Tangible common equity to tangible assets (non-GAAP)	8.72%	8.39%	9.35%		8.72%	9.35%

Book value per common share (GAAP)	$ 23.52	$ 22.56	$ 20.34		$ 23.52	$ 20.34
Less: Effect of intangible assets	3.01	3.06	0.26		3.01	0.26
Tangible book value per common share	$ 20.51	$ 19.50	$ 20.08		$ 20.51	$ 20.08

Return on average stockholders' equity (GAAP)	10.87%	11.16%	3.84%		10.21%	8.40%
Add: Effect of intangible assets	1.69%	1.76%	0.05%		1.45%	0.12%
Return on average tangible common equity (non-GAAP)	12.56%	12.92%	3.89%		11.66%	8.52%

Total tax free interest income (GAAP)
Loans receivable	$ 106	$ 106	$ 104		$ 420	$ 424
Investment securities	1,226	1,185	743		4,494	2,752
Total tax free interest income	$ 1,332	$ 1,291	$ 847		$ 4,914	$ 3,176
Total tax free interest income, gross (at 21%, or 34% prior to 2018)	$ 1,686	$ 1,634	$ 1,283		$ 6,220	$ 4,812

Net interest margin, tax equivalent (non-GAAP)
Net interest income (GAAP)	$ 16,494	$ 16,417	$ 12,193		$ 63,103	$ 48,257
Add: Tax effect tax free interest income (3)	354	343	436		1,306	1,636
Net interest income (non-GAAP)	16,848	16,760	12,629		64,409	49,893
Divided by: Average interest-earning assets	1,898,949	1,878,841	1,489,596		1,816,346	1,473,968
Net interest margin, tax equivalent	3.55%	3.57%	3.39%		3.55%	3.38%

One-time merger related expenses
Non-tax deductible	$ -	$ -			$ 220
Tax deductible	79	238			2,158
Total one-time merger related expenses	$ 79	$ 238			$ 2,378
Subtract tax benefit	17	50			453
Net one-time merger related expenses	$ 62	$ 188			$ 1,925
Net income (GAAP)	5,290	5,402			18,864
Net income excluding one-time merger expenses (non-GAAP)	$ 5,352	$ 5,590			$ 20,789

Adjusted diluted earnings per share
Net income excluding one-time merger expenses (non-GAAP)	$ 5,352	$ 5,590			$ 20,789
Average diluted shares	8,732,290	8,733,691			8,543,544
Adjusted diluted earnings per share (non-GAAP)	$ 0.61	$ 0.64			$ 2.43

Adjusted return on assets
Net income excluding one-time merger expenses (non-GAAP)	$ 5,352	$ 5,590			$ 20,789
Average assets	2,028,923	2,012,937			1,943,488
Adjusted return on average assets (non-GAAP)	1.06%	1.11%			1.07%

Adjusted return on tangible common equity
Net income excluding one-time merger expenses (non-GAAP)	$ 5,352	$ 5,590			$ 20,789
Average tangible common equity	168,443	167,207			161,788
Adjusted return on average tangible common equity (non-GAAP)	12.71%	13.37%			12.85%

Ratio Summary:
Return on average equity	10.87%	11.16%	3.84%		10.21%	8.40%
Return on average tangible common equity	12.56%	12.92%	3.89%		11.66%	8.52%
Return on average assets	1.04%	1.07%	0.37%		0.97%	0.78%
Tangible common equity to tangible assets	8.72%	8.39%	9.35%		8.72%	9.35%
Net interest margin, tax equivalent	3.55%	3.57%	3.39%		3.55%	3.38%

(1) Pre-tax pre-provision income is calculated by taking net income available to common shareholders and adding income tax provision and provision for loan losses.

(2) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.

(3) Tax equivalent margin is calculated by taking non-taxable interest and grossing up by 21% applicable tax rate for 2018 and 34% applicable tax rate prior to 2018.

(4) Ratios for the three month periods have been annualized.

(5) Net interest income divided by average interest earning assets.

(6) Performing restructured loans are excluded from non-performing ratios. Restructured loans that are on non-accrual are in the non-accrual loan categories.

(7)   This earnings release and selected financials contain GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding MutualFirst's results of operations or financial position. This table shows non-GAAP financial measures and  the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure.

CONTACT: Chris Cook, Senior Vice President, Treasurer and CFO of MutualFirst Financial, Inc, (765) 747-2945